Exhibit 10.6

CONFIRMATION

The undersigned OGLEBAY NORTON COMPANY, a Delaware corporation (with its successors and assigns, the “Guarantor”), has executed and delivered to NATIONAL CITY BANK, a national banking association (with its successors and assigns, “Bank”), the Unconditional and Continuing Guaranty Of Payment, dated as of July 15, 1999 (the “Guaranty”), in respect of, among other matters, the Credit Agreement dated July 14, 1997 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”), between Bank, ON Marine Services Company, a Delaware corporation (“ONMS”), and Oglebay Norton Marine Services Company, L.L.C., a Delaware limited liability company (“LLC”, and together with ONMS, collectively, “Borrowers”), under which Bank agreed to make a term loan to Borrowers in the original principal amount of $17,000,000, subject to certain conditions and in accordance with the terms thereof. The Guaranty was made for the benefit of Borrowers to guarantee the payment of the Subject Debt (as defined in the Guaranty) as and when the respective parts thereof become due. The undersigned hereby acknowledges receipt of an executed copy of Amendment No. 10 to Credit Agreement dated as of the date hereof, between Bank and Borrowers (the “Amendment”). The Guarantor hereby acknowledges and consents to the amendments to the Credit Agreement set forth in the Amendment, and hereby accepts and agrees to be bound by the terms of the Credit Agreement as amended by the Amendment. The Guarantor further hereby (a) ratifies and confirms all of its obligations under the Guaranty notwithstanding the execution and delivery of the Amendment, (b) agrees that the Guaranty, and its obligations thereunder, shall continue in full force and effect upon the effectiveness of the Amendment, and (c) agrees that all references in the Guaranty to the Credit Agreement shall include the Amendment.

IN WITNESS WHEREOF, Guarantor has caused this Confirmation to be executed and delivered as of the 31st day of January, 2005.

OGLEBAY NORTON COMPANY as Guarantor

By:	/s/ Julie A. Boland
Name:	Julie A. Boland
Title:	Vice President, Chief Financial Officer and Treasurer